UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2017

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200E

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 758-1200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 7, 2017, Conduent Incorporated, a New York corporation (the “Company”), entered into Amendment No. 1 (the “Repricing Amendment”) to the Credit Agreement, dated as of December 7, 2016 (as supplemented by the First Incremental Agreement, dated as of January 3, 2017, the “Credit Agreement”), among the Company, its subsidiaries Conduent Business Services, LLC (f/k/a Xerox Business Services, LLC) (“CBS”), Affiliated Computer Services International B.V. and Conduent Finance, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. All capitalized terms not defined herein are defined in the Credit Agreement.

As a result of the Repricing Amendment, CBS was required to pay the Term B Lenders a 1% principal prepayment fee on the $847,875,000 principal balance in the amount of $8,478,750, and the Term B Loan interest rate was reduced by 1.5% from 5.5% over LIBOR to 4.0% over LIBOR. This repricing of the Term B Loan interest rate is expected to result in substantial interest cost savings over the life of the Term B Loan. In addition, the Repricing Amendment eliminated the LIBOR floor applicable to the Term B Loan (previously 0.75%), reset the “soft call” protection for six months and amended the leverage-based excess cash flow sweep threshold levels.

This Repricing Amendment did not impact the outstanding principal balance or maturity date of the Term B Loan facility or any material terms of the $700 million Term A Loan facility and Revolving Loan facility under the Credit Agreement. The foregoing description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements

This report contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, among others: competitive pressures; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; the effects of any acquisitions, joint ventures and divestitures by us; our ability to attract and retain key employees; our ability to attract and retain necessary technical personnel and qualified subcontractors; a decline in revenues from or a loss or failure of significant clients; our ability to estimate the scope of work or the costs of performance in our contracts; the failure to comply with laws relating to individually identifiable information and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; our ability to deliver on our contractual obligations properly and on time; our ability to renew commercial and government contracts awarded through competitive bidding processes; increases in the cost of telephone and data services or significant interruptions in such services; changes in tax and other laws and regulations; increased volatility or decreased liquidity in the capital markets, including any limitation on our ability to access the capital markets for debt securities, refinance our outstanding indebtedness or obtain bank financing on acceptable terms; the impact of terrorist acts, hostilities, natural disasters (including extreme weather) and pandemic viruses; changes in foreign exchange rates; our lack of an operating history as an independent publicly traded company; changes in U.S. GAAP or other applicable accounting policies; the other risks and uncertainties detailed in the section titled “Risk Factors”, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this current report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Amendment No. 1 to Credit Agreement dated as of April 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
Date: April 11, 2017	Position:	Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1 to Credit Agreement dated as of April 7, 2017